SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

______________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

_____________________

Date of report: December 1, 2007
(Date of earliest event reported)

IMPART MEDIA GROUP, INC.
(Exact name of Registrant as specified in its charter)

Nevada
(State or other jurisdiction of incorporation)

0-09358	88-0441338
(Commission File No.)	(I.R.S. Employer Identification No.)

1300 North Northlake Way
Seattle, Washington 98103
(Address of principal executive offices; zip code)

(206) 633-1852
(Registrant’s telephone number, including area code)

N/A
(Former Name or Former Address, if changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13-4(e) under the Exchange Act (17 CFR 240.13e-4(c))

SECTION 2 – FINANCIAL INFORMATION

Item 2.04.	Triggering Events That Accelerate or Increase a Direct Financial Obligation

Default of Principal Payment

As reported in Form 8-K dated May 24, 2007, the Company entered into, among other agreements, a securities purchase agreement (“Securities Purchase Agreement”) and a registration rights agreement (“Registration Rights Agreement”) with six institutional investors (the “Holders”), pursuant to which, the Company agreed to sell unsecured convertible debentures (the “Debenture”).  Under the terms of the Debenture, the Company was required to commence monthly redemption against the principal debenture amount on December 1, 2007.  In lieu of making such principal payment on December 1, 2007, the Company commenced negotiations with the Holders to restructure the obligations of the Company under the terms of the Debenture on December 3, 2007.  As of December 11, 2007, the Company has not obtained a waiver or forbearance from the Holders and, hence, considers itself in default of the Debenture (the “Default”).

Accordingly, pursuant to the terms of the Debenture, the Default gives each Holder the option to declare immediately due and payable all obligations under the Debenture at an amount equal to all costs, fees and liquidated damages plus the greater of (i) 130% of the outstanding principal amount of the Debenture plus accrued interest thereon (approximately $2,835,000 in total obligations) or (ii) the outstanding principal amount of the Debenture plus accrued interest thereon divided by the conversion price on the date of the default (approximately 25,890,000 shares).  To date, none of the Holders have exercised such options.

The Company has been in ongoing negotiations with the Holders since December 3, 2007, to restructure the Company’s obligations to the Holders under the Debenture.

Adjustment of Conversion Price under the Securities Purchase Agreement

On December 3, 2007, a Holder invoked the Holder’s right to convert cash liquidated damages due under the Registration Rights Agreement into shares of our Common Stock at a conversion price of $0.1095, or 85% of the ten day volume weighted average price of our Common Stock.  Pursuant to the terms of the Securities Purchase Agreement and the Debenture, conversion of liquidated damages at a conversion price lower than the original conversion price of $0.7500 would cause a downward adjustment of the conversion price for all of the securities offered under the Securities Purchase Agreement, such that the resulting conversion price would equal the lower conversion rate.  As such, the conversion of the debentures and the exercise price of the warrants issued under the Securities Purchase Agreement shall now be equal to $0.1095.  Assuming the conversion of all such debentures, the adjustment will result in the conversion of a total of approximately 16,378,000 shares of Common Stock.

Adjustment of Series A Preferred Conversion Rate

Pursuant to the Certificate of Designation of the Relative Rights and Preferences of the Series A Preferred Stock (“Series A”) (the “Certificate of Designation,” as reported on Form 8-K dated March 3, 2006, and amendments thereto as reported on Form 8-K dated March 22, 2007), in the event the Company issues additional shares of Common Stock at a price per share less than the conversion price of Series A shares into shares of Common Stock, then the conversion price upon such issuance shall be reduced to a price equal to the consideration per share paid for such additional shares of Common Stock.

The Company believes the issuance of shares of Common Stock through the conversion of the aforementioned liquidated damages, at a per share price of $0.1095, triggers a downward adjustment of the Series A conversion rate from $0.5200 to $0.1095. Consequently, assuming the conversion of approximately 2,891,000 Series A shares currently issued and outstanding, the adjusted conversion rate of $0.1095 will result in the total conversion of approximately 40,919,000 shares of Common Stock of the Company.

Default of Laurus Security Agreement

As reported on Form 8-K dated January 27, 2006, the Company entered into a security agreement (the “Security Agreement”), among other agreements, with Laurus Master Fund, Ltd., a Cayman Islands corporation (“Laurus”), pursuant to which Laurus agreed to provide us with a revolving credit facility of up to $6 million (the “Facility”).  Among other things, the Security Agreement defines an “event of default” as any default in the performance of any other agreement relating to any indebtedness of the Company, the effect of which default is to cause, or permit the holder or holders of such indebtedness to cause, such indebtedness to become due prior to its stated maturity or such contingent obligation to become payable.  Accordingly, our December 1, 2007, Default on the Debenture has triggered an event of default under the Laurus Security Agreement as of December 1, 2007.

Accordingly, as of December 1, 2007, Laurus has the right to accelerate payments in connection with the Facility (currently the Facility balance is approximately at $1,828,000) and, in addition to any other remedies available to it, to foreclose upon the assets securing the Facility.  Additionally, Laurus has the right to receive 125% of the unpaid principal balance (approximately $2,285,000), plus accrued interest and fees, as said principal becomes immediately due and payable upon any event of default.  Laurus shall also be entitled to payment of a default interest rate of 2% per month on all amounts due and such other remedies specified under our agreements governing the Facility and under the Uniform Commercial Code.

As of December 11, 2007, the Company has entered discussions with Laurus to negotiate accommodations in connection with the Company’s obligations to Laurus under the Security Agreement.

SECTION 3 – SECURITIES AND TRADING MARKETS

Item 3.03.	Material Modification to Rights of Security Holders

The information set forth under Item 2.04 above is hereby incorporated by reference into this Item 3.03, insofar as it relates to a material modification to rights of security holders of the Company.

SECTION 9 – FINANCIAL STATEMENTS AND EXHIBITS

Item 9.01.	Financial Statements and Exhibits

(d) Exhibits.  The exhibits required by this item are listed on the Exhibit Index hereto and incorporated by reference herein.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

IMPART MEDIA GROUP, INC.

Date: December 12, 2007	By:	/s/Joseph Martinez
Joseph Martinez
Chief Executive Officer

EXHBIT INDEX

Number	Documents	Location

10.1	Securities Purchase Agreement, dated as of May 24, 2007, by and between the Company and the purchasers signatory thereto. *	Filed under Form 8-K dated May 24, 2007

10.2	Form of 6% Convertible Debenture. *	Filed under Form 8-K dated May 24, 2007

10.3	Form of Registration Rights Agreement. *	Filed under Form 8-K dated May 24, 2007

10.4
Waiver and Amendment to Certificate of Designation of Series A Convertible Preferred Stock, Warrants and Registration Rights Agreement, dated March 23, 2007, by and among Impart Media Group, Inc. and the holders of the Series A Convertible Preferred Stock of Impart Media Group, Inc. *
Filed under Form 8-K dated March 22, 2007

10.5	Certificate of Designation of the Relative Rights and Preferences of the Series A Convertible Preferred Stock. *	Filed under Form 8-K dated March 3, 2006

10.6	Security Agreement, dated as of January 27, 2006, among the Company and Impart, Inc. in favor of Laurus Master Fund, Ltd. *	Filed under Form 8-K dated January 27, 2006

* Previously filed